Exhibit 5.1

January 29, 2015

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

Re:                             InVivo Therapeutics Holdings Corp. - Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (File No. 333-188573) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), and declared effective by the Commission on May 22, 2013, our opinion letter dated May 13, 2013 and included as Exhibit 5.1 to the Registration Statement, the prospectus included in the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement dated January 28, 2015 (the “Prospectus Supplement” and the Base Prospectus as so supplemented, the “Final Prospectus”), covering 8,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”). The Shares are to be sold pursuant to a definitive securities purchase agreement, dated as of January 28, 2015, between the Company and the purchasers signatory thereto (the “Purchase Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.                                    The Articles of Incorporation of the Company, as amended to date;

B.                                    The Bylaws of the Company, as amended to date;

C.                                    The Registration Statement;

D.                                    The Final Prospectus;

E.                                     The Purchase Agreement;

F.                                      The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and the transactions in connection therewith, and the approval of the Offering; and

G.                                    Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, the Final Prospectus and the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the Nevada General Corporation Law. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Final Prospectus constituting a part of the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP